UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

BAYCOM CORP

(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 476-1800

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCML	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2024, the Board of Directors of BayCom Corp (the “Company”), the holding company for United Business Bank (the “Bank”), appointed Bhupen B. Amin and Dennis Guida as directors of the Company, effective November 1, 2024. Mr. Guida also was appointed as a member of the Compensation Committee and the Corporate Governance and Nominating Committee of the Company’s Board of Directors, which appointments are also effective as of November 1, 2024. The Board committees to which Mr. Amin will be appointed have not yet been determined.

Messrs. Amin and Guida have been directors of the Bank since 2011 and 2022, respectively, and will continue to serve in that capacity. The appointments of Messrs. Amin and Guida to the Company’s Board of Directors follow the recent retirement of James S. Camp as a director of the Company and the Bank. As a result of the appointments of Messrs. Amin and Guida and the retirement of Mr. Camp, the number of directors of the Company was increased by the Company’s Board of Directors from eight to nine, and the number of directors of the Bank was decreased by the Bank’s Board of Directors from eight to seven.

Messrs. Amin and Guida will be entitled to the same general compensation arrangement as is provided to the other non-employee directors of the Company and the Bank. A description of that arrangement is contained under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2024, and is incorporated herein by reference.

There were no arrangements or understandings pursuant to which either Mr. Amin or Mr. Guida was selected as a director of the Company. In addition, there have been no related person transactions of the kind described in Item 404(a) of the SEC’s Regulation S-K in which Mr. Amin or Mr. Guida had a direct or indirect material interest.

Item 8.01. Other Events

On October 17, 2024, the Company issued a press release announcing the appointments of Messrs. Amin and Guida as directors of the Company. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)The following exhibits are included with this report:

99.1	Press Release dated October 17, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date: October 17, 2024	/s/ Keary L Colwell
Keary L. Colwell, Senior Executive
Vice President, Chief Financial Officer
(Principal Financial and Accounting
Officer) and Secretary